UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: September 1, 2023

(Date of earliest event reported)

TITAN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-3171940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

650-244-4990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 1, 2023 (the “Closing Date”), Titan Pharmaceuticals, Inc. (the “Titan” or the “Company”) closed on the previously announced sale of certain ProNeura assets including Titan’s portfolio of drug addiction products, in addition to other early development programs based on the ProNeura drug delivery technology (the “ProNeura Assets”). As previously reported by the Company, on July 26, 2023, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Fedson, Inc., a Delaware corporation (“Fedson”) for the sale of the ProNeura Assets. The Company’s addiction portfolio consists of the Probuphine and Nalmefene implant programs. The ProNeura Assets constituted only a portion of Titan’s assets. On August 25, 2023, the Company entered into an Amendment and Extension Agreement (the “Amendment”) to the Asset Purchase Agreement, pursuant to which Fedson agreed to purchase the ProNeura Assets from the Company for a purchase price of $2 million, consisting of (i) $500,000 in readily available funds, to be paid in full on the Closing Date (the “Closing Cash”), (ii) $500,000 in the form of a promissory note due and payable on October 1, 2023 (the “Cash Note”) and (iii) $1,000,000 in the form of a promissory note due and payable on January 1, 2024 (the “Escrow Note”). On the Closing Date, Fedson delivered to the Company a written guaranty by a principal of Fedson of all of Fedson’s obligations under both the Cash Note and Escrow Note.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Asset Purchase Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 28, 2023. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 30, 2023.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed financial statements of the Company are attached hereto as Exhibit 99.1 and incorporated herein by reference:

●	Unaudited pro forma condensed balance sheet as of June 30, 2023;

●	Unaudited pro forma condensed statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022; and

●	Notes to the unaudited pro forma condensed financial information.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Financial Statements
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Katherine Beebe DeVarney, Ph.D.
Katherine Beebe DeVarney, Ph.D. President and Chief Operating Officer

Date:	September 8, 2023

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